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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 3, 2000
                                                 -------------------------------


                              SOLECTRON CORPORATION
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               (Exact name of registrant as specified in charter)


          DELAWARE                      1-11098                  94-2447045
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


777 GIBRALTAR DRIVE, MILPITAS, CALIFORNIA                          95035
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code        (408) 957-8500
                                                   -----------------------------


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS

On November 3, 2000, the Registrant issued a press release regarding updated guidance on sales and earnings per share for fiscal year 2001 which included the following statements:

The following press release was issued at 6:00 a.m. PST and will be posted to the home page at www.solectron.com

Media Contact:                                          Analysts Contact:
--------------                                          ----------------

Kimi Nishita                                            Thomas Alsborg
Solectron Corporation                                   Solectron Corporation
+1 (408) 956 6213 (U.S.)                                +1 (408) 956 6614 (U.S.)
kiminishita@ca.slr.com                                  thomasalsborg@ca.slr.com
----------------------                                  ------------------------


                           SOLECTRON UPDATES GUIDANCE
                            ON SALES, EPS FOR FY2001

For Immediate Release: Nov. 3, 2000

MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), the world's leading provider of electronics manufacturing and supply-chain management services, today updated its guidance on anticipated sales and earnings levels for fiscal year 2001. The updated guidance reflects the potential impact of two strategically important transactions, and related financing arrangements, announced in the last three weeks.

Solectron said it now expects to generate full-year sales in excess of $23 billion, diluted earnings per share ranging from 99 cents to $1.02 and cash EPS, excluding goodwill amortization and other intangible costs, of $1.22 to $1.25. The company's previous guidance was for sales of more than $20 billion, diluted EPS of $1.12 to $1.15 and comparable cash EPS of $1.18 to $1.21 in the fiscal year that ends Aug. 31.

Solectron's updated guidance is contingent upon the successful completion of two recently announced transactions, both of which are expected to close in the company's fiscal second quarter, which ends March 2.

On Oct. 18, Solectron announced a joint cooperative agreement to acquire two manufacturing facilities from Sony Corporation and to provide Sony with manufacturing and supply-chain services.

On Oct. 31, Solectron announced its intention to make a voluntary cash offer to purchase all outstanding common shares of NatSteel Electronics, the sixth-largest electronics manufacturing services company. Concurrent with that announcement, the company announced a related financing arrangement.

Strategically, the transactions are intended to broaden Solectron's manufacturing capabilities and business base, strengthen its management team and expand its geographic footprint.

All dollar figures are reflected in U.S. dollars.

SAFE HARBOR

This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include the risk of these transactions not closing, or not closing on the anticipated schedule, failure to achieve expected synergy and efficiencies of operations, component availability, risk of price fluctuation, reliance on major customers, fluctuations in operating results, changes in technology, competition, the ability to manage rapid growth, the ability to manage business integration, risks associated with international sales and operations, interest rate risk, environmental regulations, market risk, segment risk, the ability to retain key personnel and intellectual property rights enforcement. For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically forms 8-K, 10-Q, S-3 and 10-K. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT SOLECTRON

Solectron (www.solectron.com), the world's leading supply-chain facilitator, provides a full range of manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. The company, based in Milpitas, Calif., employs more than 65,000 associates in 57 locations worldwide. Solectron is the first two-time winner of the Malcolm Baldrige National Quality Award.

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SOLECTRON CORPORATION

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SOLECTRON CORPORATION
                                    (Registrant)

Date: November 7, 2000



                                    /s/ Susan S. Wang
                                    --------------------------------------------
                                    Susan S. Wang
                                    Senior Vice President,
                                    Chief Financial Officer and Secretary
                                    (Principal Financial and Accounting Officer)



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